EXHIBIT 1.1
NISSAN AUTO RECEIVABLES 2009-A OWNER TRUST
$357,000,000, 1.76430% ASSET BACKED NOTES, CLASS A-1
$323,000,000, 2.94% ASSET BACKED NOTES, CLASS A-2
$493,000,000, 3.20% ASSET BACKED NOTES, CLASS A-3
$196,522,000, 4.74% ASSET BACKED NOTES, CLASS A-4
NISSAN AUTO RECEIVABLES CORPORATION II
(SELLER)
March 19, 2009
Underwriting Agreement
Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
Mail Code NC1-027-21-04
  As Representative of the
  Several Underwriters (the “Representative”),
Dear Sirs:
     1. Introductory. Nissan Auto Receivables Corporation II (the “Seller”), a Delaware corporation and wholly-owned subsidiary of Nissan Motor Acceptance Corporation, a California corporation (the “Servicer”), proposes to sell $357,000,000 aggregate principal amount of 1.76430% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $323,000,000 aggregate principal amount of 2.94% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), $493,000,000 aggregate principal amount of 3.20% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), and $196,522,000 aggregate principal amount of 4.74% Asset Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, and the Class A-3 Notes, the “Notes”), each issued by the Nissan Auto Receivables 2009-A Owner Trust (the “Trust”).
     Each of the underwriters named in Schedule 1 hereto (the “Underwriters”) is a financial institution appearing on the Federal Reserve Bank of New York’s list of Primary Government Securities Dealers Reporting to the Government Securities Dealers Statistics Unit of the Federal Reserve Bank of New York (a “Primary Dealer”), and may be a party to that certain Master Loan and Security Agreement among the Federal Reserve Bank of New York (the “FRBNY”), as Lender, various Primary Dealers party thereto, The Bank of New York Mellon, as Administrator, and The Bank of New York Mellon, as Custodian (the “MLSA”), in connection with the Term Asset-Backed Securities Loan Facility (“TALF”). To the extent expressly provided in this Agreement, and subject to the limitations in Section 9, certain of the rights, benefits and remedies of the Underwriters under this Agreement will be for the benefit of, and will be enforceable by, each Underwriter not only in such capacity but also in its capacity as a Primary Dealer and as a signatory to the MLSA.
(Nissan 2009-A Underwriting Agreement)

     The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of March 25, 2009, between the Trust and the Indenture Trustee (as defined therein) and will be governed by the terms of a Sale and Servicing Agreement (the “Sale and Servicing Agreement”), to be dated as of March 25, 2009, among the Trust, the Seller and the Servicer. The Trust will also issue certain asset backed certificates which will represent fractional undivided interests in the Trust and will not be sold hereunder.
     Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Sale and Servicing Agreement.
     2. Representations and Warranties of the Seller and the Servicer. Each of the Seller and the Servicer, jointly and severally, represents and warrants to and agrees (i) with the several Underwriters, and (ii) with respect to clause (b) of this Section 2 only, with the Underwriters who are also Primary Dealers, in their capacities as Primary Dealers with respect to TALF loans secured by the Notes:
     (a) A registration statement (No. 333-138931), including a form of prospectus supplement relating to the Notes and a form of base prospectus relating to each class of securities to be registered under such registration statement (the “Registered Securities”), has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) and either (i) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (i) any additional registration statement (the “additional registration statement”) relating to the Notes has been filed with the Commission pursuant to rule 462(b) (“Rule 462(b)”) under the Act and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Seller does not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act (“Rule 462(c)”) or Rule 462(b).
     For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Seller has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (B) if the Seller has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the
(Nissan 2009-A Underwriting Agreement)

Commission. If the Seller has advised the Representative that it proposes to file, but has not filed, an additional registration statement, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).
     The initial registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of the initial registration statement as of the time of effectiveness of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of the initial registration statement as of its time of effectiveness pursuant to Rule 430A(b) under the Act (“Rule 430A(b)”), is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement, the Additional Registration Statement and all Incorporated Documents (defined below) are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” As used herein, the term “Incorporated Documents”, when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement (i) as of such date pursuant to Item 12 of Form S-3 or pursuant to a no-action letter of the Commission or (ii) as of any other date pursuant to Rule 430B(f) under the Act. A preliminary prospectus supplement, dated March 17, 2009, relating to the Notes (the “Preliminary Prospectus Supplement”) and accompanied by the base prospectus, dated March 17, 2009, relating to the Registered Securities (including the Notes) (the “Base Prospectus”), will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Preliminary Prospectus”). A final prospectus supplement, dated March 19, 2009, relating to the Notes (the “Prospectus Supplement”), and accompanied by the Base Prospectus, will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) within the time period required thereby (together, including all material incorporated by reference therein, the “Final Prospectus”). As used herein, and for the sake of clarity, each of the term “Preliminary Prospectus” and “Final Prospectus” includes all static pool information disclosed therein in response to Item 1105 of Regulation AB (including, without limitation, the information disclosed in the Appendices to the Preliminary Prospectus Supplement and the Prospectus Supplement), whether or not such information is otherwise deemed to be part of the Preliminary Prospectus or the Final Prospectus under the rules and regulations of the Commission (the “Rules and Regulations”).
     (b) (i) (A) On the effective date of any Registration Statement whose time of effectiveness is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement, each such Registration Statement conforms and (C) on any related effective date of the Registration Statement, subsequent to the date of this Agreement and on the Closing Date (as defined in Section 3(c) hereof), each such Registration Statement will conform, in all respects to the requirements of the Act and the Rules
(Nissan 2009-A Underwriting Agreement)

and Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (ii) As of 12:10 P.M. (New York time), March 19, 2009 (the “Date of Sale”), which shall be the date and time of the first contract of sale for the Notes, and at the time of filing of the Preliminary Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Preliminary Prospectus), the Preliminary Prospectus, together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, did not include, does not include and will not include, any untrue statement of a material fact, nor did, does or will the Preliminary Prospectus, together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (iii) As of the date of the first use of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Final Prospectus), on the date of this Agreement and at the Closing Date, the Final Prospectus, as amended and supplemented as of such dates, will conform, in all respects to the requirements of the Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact, nor did, does or will the Final Prospectus, as amended and supplemented as of such dates, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The three preceding sentences do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Final Prospectus based upon written information furnished to the Seller by any Underwriter through the Representative specifically for use therein or to that part of the Registration Statement which constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). If the time of effectiveness of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed. The Indenture has been qualified under the 1939 Act.
     (c) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Seller’s ability to perform its obligations under this Agreement, the Trust Agreement, the Purchase Agreement, the Assignment, the Sale and Servicing Agreement, the Indenture, the Securities Account Control Agreement or the Administration Agreement (collectively, the “Basic Documents”). The Seller is not, and on the date on which the first bona fide offer of the Notes was made, was not an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.
     (d) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to
(Nissan 2009-A Underwriting Agreement)

own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Servicer’s ability to perform its obligations under the Basic Documents.
     (e) The consummation of the transactions contemplated by the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller or the Servicer pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which the Seller or the Servicer is a debtor or guarantor, except where such conflict, breach, default or creation would not have a material adverse effect on the Seller’s or the Servicer’s respective ability to perform its obligations under the Basic Documents or the validity or enforceability thereof.
     (f) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Seller or the Servicer for the consummation of the transactions contemplated by this Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust’s interest in the Receivables.
     (g) Neither the Seller nor the Servicer is in violation of its certificate of incorporation or articles of incorporation, as applicable, or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Seller’s or the Servicer’s respective ability to perform its obligations under the Basic Documents. The execution, delivery and performance of the Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or the Servicer or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Seller’s or the Servicer’s respective ability to perform its obligations under the Basic Documents or the validity or enforceability thereof, or (ii) conflict with the Seller’s or the Servicer’s charter or by-laws, and each of the Seller and the Servicer has corporate power and authority to enter into the Basic Documents and to consummate the transactions contemplated hereby and thereby.
     (h) The Basic Documents have been duly authorized, executed and delivered by, and (assuming due authorization and delivery thereof by the other parties hereto and thereto) constitute valid and binding obligations of, the Seller and the Servicer, as applicable, enforceable against such party in accordance with their respective terms, except as limited by bankruptcy,
(Nissan 2009-A Underwriting Agreement)

insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (i) The Notes have been duly authorized and, when executed and delivered in accordance with the Indenture and delivered against the consideration therefor, will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (j) There are no legal or governmental proceedings known by the Seller or the Servicer to be (i) pending for which the Seller or the Servicer has been served official notice, to which the Seller or the Servicer is a party or to which any property of the Seller or the Servicer is the subject, and (ii) threatened or contemplated by any governmental authority or threatened by others, which proceedings in either clause (i) or (ii) above (A) (whether individually or in the aggregate) are required to be disclosed in the Registration Statement or (B)(1) assert the invalidity of all or part of any Basic Document, (2) seek to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) would materially and adversely affect the Seller’s or the Servicer’s obligations under any Basic Document to which it is a party, or (4) (whether individually or in the aggregate) seek to affect adversely the federal or state income tax attributes of the Notes.
     (k) Any taxes, fees and other governmental charges that have been assessed and are known to the Seller to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Seller or the Servicer at or prior to the Closing Date.
     (l) Each of the Seller and the Servicer possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, the absence of which would have a material adverse effect on the ability of the Seller or the Servicer to perform its duties under the Sale and Servicing Agreement, and neither of the Seller or Servicer has received notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Seller or the Servicer to perform its obligations under the Basic Documents.
     (m) As of the Closing Date, the Reserve Account will be subject to a first-priority security interest in favor of the Indenture Trustee for the benefit of the Noteholders.
     (n) As of the Closing Date, the Trust (for the benefit of the Noteholders) will have good title, free and clear of all prior liens, charges and encumbrances, to the Receivables and such other items comprising the corpus of the Trust transferred to the Trust pursuant to the Sale and Servicing Agreement.
(Nissan 2009-A Underwriting Agreement)

     (o) As of the Closing Date, the Notes and each of the Basic Documents will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented.
     (p) Deloitte & Touche LLP are independent public accountants with respect to the Seller within the meaning of the Act and the Rules and Regulations.
     (q) Neither the Trust nor the Seller is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (r) The representations and warranties of the Seller and the Servicer in the Sale and Servicing Agreement are true and correct in all material respects.
     (s) Other than the Preliminary Prospectus and the Final Prospectus, neither the Seller nor the Servicer (including their respective agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.
     (t) Neither the Seller nor the Servicer knows of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, which is not filed or described as required.
     3. Purchase, Sale and Delivery of Notes.
     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule 1 hereto.
     (b) The Notes are to be purchased by the Underwriters at a purchase price equal to (i) in the case of the Class A-1 Notes, 99.87500% of the aggregate principal amount thereof, (ii) in the case of the Class A-2 Notes, 99.74438% of the aggregate principal amount thereof, (iii) in the case of the Class A-3 Notes, 99.68951% of the aggregate principal amount thereof, and (iv) in the case of the Class A-4 Notes, 99.63598% of the aggregate principal amount thereof.
     (c) Against payment of the purchase price by wire transfer of immediately available funds to the Seller, the Seller will deliver the Notes to the Representative, for the account of the Underwriters, at the office of Mayer Brown LLP, at 350 South Grand Avenue, Los Angeles, California, on March 25, 2009, at 10:00 a.m., New York time, or at such other time not later than seven full Business Days thereafter as the Representative and the Seller determine, such time being herein referred to as the “Closing Date.” The Notes to be so delivered will be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive
(Nissan 2009-A Underwriting Agreement)

securities evidencing the Notes will be available only under the limited circumstances set forth in the Indenture.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.
     5. Covenants of the Seller. The Seller covenants and agrees with the several Underwriters that:
     (a) The Seller will file the Preliminary Prospectus and the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the time of effectiveness thereof has not occurred as of such execution and delivery, the Seller will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 462(b). The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b) or Rule 462(b), as applicable.
     (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement, the Preliminary Prospectus or the Final Prospectus, and will not effect such amendment or supplementation without the Representative’s consent; and the Seller will also advise the Representative promptly of the effectiveness of the Registration Statement (if the time of effectiveness of the Registration Statement is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement, the Preliminary Prospectus or the Final Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to lift such stop order as soon as possible, if issued.
     (c) The Seller will arrange for the qualification of the Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and to continue such qualifications in effect so long as necessary under such laws for the distribution of such securities; provided that in connection therewith the Seller shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.
     (d) If, at any time when the delivery of a prospectus shall be required by law in connection with sales of any Notes (including delivery as contemplated by Rule 172 under the Act), either (i) any event shall have occurred as a result of which the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus or the
(Nissan 2009-A Underwriting Agreement)

Final Prospectus, the Seller will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Preliminary Prospectus or the Final Prospectus which will correct such statement or omission or effect such compliance. Neither your consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
     (e) The Seller will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the effective date of the Registration Statement, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such effective date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder); provided that this covenant may be satisfied by posting the monthly investor reports for the Trust on a publicly available website or filing such monthly investors reports with the Commission of Form 10-D.
     (f) The Seller will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the Preliminary Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
     (g) So long as any of the Notes are outstanding, the Seller will furnish to the Representative copies of all reports or other communications (financial or otherwise) furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Seller and the Trust as the Representative may from time to time reasonably request.
     (h) The Seller will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Seller’s and the Servicer’s counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 5(c) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of the Preliminary Prospectus and the Final Prospectus and any amendments or supplements thereto; (vii)  the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”) for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of the Owner Trustee, the Indenture Trustee and their respective counsel.
     (i) Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the Representative the annual statements of compliance and the annual independent certified
(Nissan 2009-A Underwriting Agreement)

public accountants’ reports furnished to the Indenture Trustee and Owner Trustee pursuant to Article IV of the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee and Owner Trustee.
     (j) On or promptly after the Closing Date, the Seller shall cause its and the Servicer’s computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.
     (k) To the extent, if any, that the rating provided with respect to the Notes by Moody’s, S&P or Fitch is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish, and shall cause the Servicer to furnish, such documents and take any such other actions.
     (l) For so long as any of the Notes remain outstanding, the Seller will comply with its obligations under paragraph 5 of the Certification as to TALF Eligibility (the “TALF Certification”) (unless waived by the FRBNY) (i) to provide notice to the FRBNY and all registered holders of the Notes in writing if certain statements are not correct no later than 9:00 a.m. New York City time on the fourth Business Day following such determination, and (ii) issue a press release regarding such determination no later than 9:00 a.m. New York City time on the fourth Business Day following such determination, and the Seller will promptly provide each Underwriter a copy of each such notification.
     6. Covenant of the Underwriters. Each of the Underwriters severally, and not jointly, covenants and agrees with the Seller that other than the Preliminary Prospectus and the Final Prospectus, without the Servicer’s prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) relating to the offer and sale of the Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act or the Rules and Regulations thereunder, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (A) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Final Prospectus, including but not limited to, information relating to the class, size, weighted average life, rating, expected final payment date, legal maturity date, and/or the final price of the Notes, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, (B) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission or other written communication containing no more than the following: information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Final Prospectus, as well as a column or other entry showing weighted average life, the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, and (C) information customarily included in confirmations of sales of securities and notices of allocations (each such written communication, an “Underwriter Free
(Nissan 2009-A Underwriting Agreement)

Writing Prospectus”); and (ii) unless otherwise consented to by the Seller or the Servicer, no such Underwriter Free Writing Prospectus shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Seller or the Servicer shall be required to make any filing of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) — (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller and the Servicer herein on the date hereof and at the Closing Date, to the accuracy of the statements of officers of the Seller and the Servicer made pursuant to the provisions hereof, to the performance by the Seller and the Servicer of their respective obligations hereunder and to the following additional conditions precedent:
     (a) On the Closing Date, (i) the Seller and the Servicer will have taken all action required by the FRBNY for the Notes to be eligible collateral under the TALF Program (as defined below), (ii) the Notes will be eligible collateral under the TALF Program, and (iii) the Receivables are “prime” auto loans under the TALF Program, and the Seller and the Servicer, as sponsor (in such capacity, the “Sponsor”), will have satisfied, all applicable requirements under the TALF Program relating to the foregoing clauses (i) through (iii); provided, however, that neither the Seller nor the Servicer makes any representation or warranty with respect to the availability of or the eligibility of a borrower for loans under the TALF Program. On the Closing Date, the Preliminary Prospectus contains, and the Final Prospectus contains, all material information required to be included therein relating to the foregoing clauses (i) through (iii) under the Term Asset-Backed Securities Loan Facility: Terms and Conditions, effective March 19, 2009 or as then in effect on the date of the Preliminary Prospectus or Final Prospectus, as applicable, posted by the FRBNY at http://www.newyorkfed.org/markets/talf_terms.html and the Term Asset-Backed Securities Loan Facility Frequently Asked Questions, effective March 19, 2009 or as then in effect on the date of the Preliminary Prospectus or Final Prospectus, as applicable, posted by the FRBNY at http://www.newyorkfed.org/markets/talf_faq.html (collectively, the “TALF Program”).
     (b) On or prior to the date that the Final Prospectus is filed with the Commission, the Representative shall have received evidence that the Servicer, as Sponsor, and the Trust have (i) executed the TALF Certification, substantially in the form required under the TALF Program, and (ii) included such executed TALF Certification in the Final Prospectus filed with the Commission.
     (c) On or prior to the Closing Date, the Servicer, as Sponsor, the Seller and the Trust shall have executed and delivered to each Primary Dealer that is acting as agent, on or prior to the Closing Date, for purchasers of the Notes the Term Asset-Backed Securities Loan Facility
(Nissan 2009-A Underwriting Agreement)

Undertaking (the “TALF Undertaking”), in the form attached as Exhibit A hereto, with such changes as may be agreed to by the Servicer, as Sponsor, and such Primary Dealer.
     (d) On or prior to the date that is required by the FRBNY under the TALF Program (the “TALF Delivery Date”), the Servicer, as Sponsor, will have executed the Indemnity Undertaking relating to the Notes, substantially in the form required under the TALF Program, and delivered such Indemnity Undertaking to the FRBNY, with a copy to the Representative.
     (e) On or prior to the TALF Delivery Date, a nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board shall have delivered to the FRBNY an executed Auditor Attestation, substantially in the form required under the TALF Program, indicating that the Notes are eligible collateral under the TALF Program.
     (f) At the time this Agreement is executed and delivered by the Seller and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative letters dated respectively as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representative previously agreed.
     (g) If the time of effectiveness of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such time of effectiveness shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Preliminary Prospectus and the Final Prospectus and all amendments and supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. If the time of effectiveness of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such time of effectiveness shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, shall be contemplated by the Commission.
     (h) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Seller representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:
     (i) The representations and warranties of the Seller in this Agreement are true and correct in all material respects, that the Seller has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
(Nissan 2009-A Underwriting Agreement)

     (ii) Except as otherwise set forth therein, there has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus or the Final Prospectus (as then amended and supplemented), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Seller or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an “Affiliate”), or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to the Seller or its Affiliates, or any of them, shall be interpreted in proportion to the business of the Servicer and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Seller or its Affiliate(s) individually.
     (i) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Servicer representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:
     (i) The representations and warranties of the Servicer in this Agreement are true and correct in all material respects, that the Servicer has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
     (ii) Except as otherwise set forth therein, there has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus or the Final Prospectus (as then amended and supplemented), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Servicer or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to the Servicer or its Affiliates, or any of them, shall be interpreted in proportion to the business of the Servicer and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Servicer or its Affiliate(s) individually.
     (j) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Seller, Nissan Motor Co., Ltd., Nissan North America, Inc. (“NNA”) or the Servicer which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of NNA or any of its direct or indirect subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its
(Nissan 2009-A Underwriting Agreement)

rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities entitlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.
     (k) Alan Hunn, Esq., General Counsel of the Seller and the Servicer, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative such counsel’s written opinion, dated the Closing Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:
     (i) Except as to the States of California, Delaware and Tennessee (for which the opinions relative thereto shall be provided by the outside counsel specified below), the Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Seller’s ability to perform its obligations under the Basic Documents.
     (ii) Except as to the States of California and Tennessee (for which the opinions relative thereto shall be provided by the outside counsel specified below), the Servicer is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Servicer’s ability to perform its obligations under the Basic Documents.
     (iii) The Basic Documents have been duly authorized, executed and delivered by the Seller and the Servicer, as applicable, and each of the Seller and the Servicer has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party.
     (iv) The execution and delivery by the Seller and the Servicer of the Basic Documents and performance by each of them of their respective obligations thereunder will not violate, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Seller or the Servicer (other than as contemplated by the Basic Documents) pursuant to the terms of (1) the Servicer’s Articles of Incorporation, (2) the Servicer’s By-Laws, (3) except as otherwise provided in the Basic Documents, any material agreement or
(Nissan 2009-A Underwriting Agreement)

instrument to which the Servicer or the Seller is a party or by which either the Servicer, the Seller or any of their respective properties is bound, (4) to such counsel’s knowledge, any statute, rule, regulation or order of any Texas or federal governmental agency or body or any court having jurisdiction over the Seller or the Servicer or their respective properties that the undersigned has, in the exercise of customary professional diligence, recognized as applicable to the Servicer or the Seller or to transactions of the type contemplated by the Basic Documents, or (5) the Notes; excepting, in the case of clauses (3), (4) and (5) above, defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the ability of the Seller or the Servicer to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof.
     (v) No authorization, approval, consent, order or permit of any Texas or federal governmental authority applicable to the Seller or the Servicer is required on the part of the Servicer or the Seller for the execution and delivery of the Basic Documents to which it is a party and the performance of their respective obligations thereunder, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents as are in full force and effect as of the effective date of the Registration Statement and the Closing Date.
     (vi) Nothing has come to such counsel’s attention that would cause him to believe that the Registration Statement on the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Preliminary Prospectus, as of its date and as of the Date of Sale, together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, and the Final Prospectus as of the date of the Prospectus Supplement and as of the Closing Date (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no belief) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the descriptions therein of statutes and governmental proceedings and contracts and other documents are inaccurate and do not fairly present the information required to be shown therein.
     (vii) There are no legal or governmental proceedings known by such counsel to be (i) pending for which the Servicer or the Seller has been served official notice, to which the Seller or the Servicer is a party or to which any property of the Seller or the Servicer is subject, or (ii) threatened or contemplated by any governmental authority or threatened by others, which proceedings in either clause (i) or (ii) of this paragraph (A) (whether individually or in the aggregate) are required to be disclosed in the Registration Statement or (B)(1) assert the invalidity or unenforceability of all or part of any Basic Document, (2) seek to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) would materially and adversely affect the Seller’s or the Servicer’s obligations under any Basic Document to which it is a party, or (4) (whether individually
(Nissan 2009-A Underwriting Agreement)

or in the aggregate) seek to affect adversely the federal or state income tax attributes of the Notes.
     (viii) The Servicer has all necessary corporate power and authority to sell and assign the property to be sold and assigned to the Seller pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Seller by all necessary corporate action.
     (ix) The Seller has all necessary corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary corporate action.
     (x) The Seller has duly authorized and executed the written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.
     (xi) Such counsel is familiar with the Servicer’s standard operating procedures relating to the Servicer’s acquisition of a perfected first priority security interest in the vehicles financed by the retail installment sale contracts purchased by the Servicer in the ordinary course of the Servicer’s business and relating to the sale by the Servicer to the Seller of such contracts and such security interests in the Financed Vehicles in the ordinary course of the Servicer’s and the Seller’s business. Assuming that the Servicer’s standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Servicer has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Servicer has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.
     (xii) Each of the Seller and the Servicer has obtained all governmental licenses and governmental approvals under the federal law of the United States and the laws of the State of Texas necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Final Prospectus where the failure to obtain such licenses and approvals would render any material part of the corpus of the Trust to be unenforceable or would materially and adversely affect the ability of either the Seller or the Servicer to perform any of their respective obligations under, or the enforceability of, any of the Basic Documents.
     (l) Mayer Brown LLP, special counsel to the Seller and the Servicer, shall have furnished to the Representative their written opinion, dated as of the Closing Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:
     (i) The Servicer is a corporation validly existing and in good standing under the laws of the State of California and has full corporate power and authority to execute, deliver, and perform all of its obligations under the Basic Documents (other than the Trust Agreement) to which it is a party and, as of the Closing Date, to consummate the transactions contemplated thereby.
(Nissan 2009-A Underwriting Agreement)

     (ii) The Seller is duly qualified to transact business as a foreign corporation in good standing in the State of California.
     (iii) The execution and delivery by each of the Seller and the Servicer of each Basic Document (other than the Trust Agreement) to which the Seller or the Servicer, as applicable, is a party have been duly authorized by all necessary action on the part of the Seller or the Servicer, respectively.
     (iv) Each of the Basic Documents (other than the Trust Agreement and the Underwriting Agreement) to which the Seller or the Servicer, as applicable, is a party has been duly executed and delivered by and on behalf of the Seller or the Servicer, respectively.
     (v) Each of the Indenture, the Purchase Agreement, the Assignment, the Sale and Servicing Agreement, the Securities Account Control Agreement and the Administration Agreement expressed by its terms to be governed by the laws of the State of New York to which the Seller, the Trust or the Servicer, as applicable, is a party constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
     (vi) The execution and delivery by each of the Seller and the Servicer of each Basic Document (other than the Trust Agreement) to which the Seller or the Servicer, as applicable, is a party does not, and the consummation by the Seller and the Servicer, respectively, of the transactions contemplated thereby to occur on the date of the opinion will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental entity, except such as may have been made and such as may be required under the federal securities laws, or the blue sky laws of any jurisdiction or the Uniform Commercial Code of any state; provided that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate retail installment sale contracts or service retail installment sale contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.
     (vii) Each of the Notes is in due and proper form, and when executed, authenticated and delivered as specified in the Indenture, and delivered against the consideration specified in this Agreement, each of the Notes will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, and will be entitled to the benefits of the Indenture.
     (viii) The Indenture has been duly qualified under the 1939 Act, and complies as to form with the 1939 Act and the rules and regulations of the Commission thereunder.
     (ix) The Registration Statement, as of the effective date specified below (including the Final Prospectus as included in the Registration Statement pursuant to Rule 430B(f)(1) and (2) under the Act, as of such effective date), complied as to form in all material respects with the requirements of the Act and the rules and regulations under the
(Nissan 2009-A Underwriting Agreement)

Act, except that (i) such counsel expresses no opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and (ii) except as and to the extent set forth in paragraphs (xi) and (xii) below, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus. The effective date referenced in this paragraph is March 19, 2009, which the Representative has informed such counsel is the earlier of the date the Final Prospectus was first used or the date and time of the first contract of sale of the Notes, and therefore was the date as of which the Final Prospectus is deemed to be part of and included in the Registration Statement.
     (x) The Registration Statement has become effective under the Act, and the Preliminary Prospectus and the Final Prospectus have been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b). To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and the Final Prospectus and no proceedings for that purpose have been instituted or threatened by the Commission.
     (xi) The statements in the Base Prospectus under the heading “Material Federal Income Tax Consequences,” “Material Legal Aspects of the Receivables” and “ERISA Considerations” and the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the heading “Material Federal Income Tax Consequences” and “ERISA Considerations” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.
     (xii) Each of the Basic Documents and the Notes conform in all material respects to the respective descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.
     (xiii) Neither the Seller nor the Trust is, and immediately following the issuance of the Notes pursuant to the Indenture, neither the Seller nor the Trust will be, required to be registered under the 1940 Act.
     (xiv) Neither the Trust Agreement nor the Sale and Servicing Agreement is required to be qualified under the 1939 Act.
     (xv) Each Class A-1 Note, when issued, will constitute an “Eligible Security” under Rule 2a-7 of the 1940 Act.
     (xvi) To the knowledge of such counsel, there are no actions, proceedings or investigations, pending or threatened, to which the Seller or the Servicer is a party or of which any property of the Seller or the Servicer is the subject, required to be disclosed in the Registration Statement, other than those disclosed therein, (i) asserting the invalidity of any Basic Document or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Basic Document, or (iii) seeking adversely to affect the federal income tax attributes of the Notes as described
(Nissan 2009-A Underwriting Agreement)

in the Preliminary Prospectus Supplement and the Prospectus Supplement under the heading “Material Federal Income Tax Consequences” or the Base Prospectus under the heading “Material Federal Income Tax Consequences.”
     (xvii) The Seller has duly authorized and executed the written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.
     (xviii) No filing or other action (other than the filing of the financing statements with respect to the assignments and collateral assignments of the Receivables) is necessary to perfect the Trust’s pledge to the Indenture Trustee and the grant in favor of the Indenture Trustee of any security interest in favor of NMAC arising under the California Vehicle Code in Financed Vehicles securing the Receivables.
     (xix) The Receivables, except for those in electronic form, constitute “tangible chattel paper” or “electronic chattel paper” as such terms are defined in the California Uniform Commercial Code and the New York Uniform Commercial Code.
     (xx) For federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation.
     (xxi) The execution and delivery by each of the Seller and the Servicer of such of the Basic Documents to which it is a party do not, and the consummation by each of the Seller and the Servicer of the transactions contemplated thereby, will not violate any applicable federal, California or New York law, statute or governmental rule or regulation; provided, that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate retail installment sale contracts or service retail installment sale contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.
     (xxii) For Texas franchise tax purposes, the Notes will be characterized as debt.
In addition, as special counsel to the Seller and the Servicer, such counsel has reviewed the Registration Statement, the Preliminary Prospectus and the Final Prospectus and participated in conferences with officers and other representatives of the Seller and the Servicer, representatives of their independent public accountants, representatives of the Underwriters and their counsel, at which the contents of the Registration Statement, the Preliminary Prospectus and the Final Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and such counsel has not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Preliminary Prospectus and the Final Prospectus involve matters of a non-legal nature. Subject to the
(Nissan 2009-A Underwriting Agreement)

foregoing, such counsel confirms to the Underwriters that, on the basis of the information such counsel obtained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused such counsel to believe that (x) the Registration Statement on the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (y) the Preliminary Prospectus, as of the Date of Sale, together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (z) the Final Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (except, as otherwise specifically provided in such counsel’s opinion dated the Closing Date addressed to Representative relating to Federal income tax and in paragraphs (xi) and (xii) above, to be delivered on the Closing Date, addressed to the Representative and others relating to enforceability, securities law and general corporate matters), and such counsel does not express any belief with respect to the financial statements or other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus.
     Such counsel’s opinions as to the legal, valid and binding nature and enforceability of any agreement or instrument are subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting creditors’ rights generally, and (ii) to general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. In addition, such counsel expresses no opinion regarding: (i) any severability provision in the Basic Documents; or (ii) any provision of any Basic Documents that purports to (a) require a premium or make-whole payment in connection with a prepayment, (b) appoint any person as the attorney-in-fact of any other person, (c) provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (d) permit set-off in the absence of mutuality between the parties, (e) confer subject matter jurisdiction on a federal court to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction, or (f) waive the right to jury trial or any right to object to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum. In addition, such counsel expresses no opinion regarding any Underwriter Free Writing Prospectus. The opinions of such counsel with respect to any agreement of the Seller or the Servicer to indemnify any person (including by way of contribution) are subject to the qualifications that any indemnity obligation may be limited by public policy considerations and may be subject to defenses available to sureties arising from actions of the indemnified party.
(Nissan 2009-A Underwriting Agreement)

     (m) Mayer Brown LLP, or such counsel as may be acceptable to the Underwriters, shall have furnished their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by the Servicer to the Seller and with respect to other bankruptcy and perfection of security interest matters, and such opinion shall be in substantially the form previously discussed with the Representative and its counsel and in any event satisfactory in form and in substance to the Representative and its counsel.
     (n) Mayer Brown LLP, special counsel to the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, to the effect that, on the Closing Date, the Notes will be eligible collateral under the TALF Program.
     (o) Mayer Brown LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished a letter, dated the Closing Date, to the Representatives, in form satisfactory to the Representatives in their reasonable judgment, to the effect that each Underwriter who is also a Primary Dealer, in its capacity as a Primary Dealer, and subject to the limitations contained in Section 9, will be entitled to rely on the negative assurance letter described in Section 7(l), or such negative assurance letter will provide for such reliance.
     (p) You shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representative shall require, and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (q) You shall have received an opinion addressed to you, the Seller and the Servicer of Richards, Layton & Finger, counsel to the Trust and the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:
     (i) The Owner Trustee is duly incorporated, validly existing and in good standing as a banking corporation under the laws of the State of Delaware.
     (ii) The Owner Trustee has power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.
     (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, except as the enforceability thereof may be subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent transfer or similar laws relating to or affecting the rights and remedies of creditors’ rights generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered in proceedings in equity or at law) as well as concepts of reasonableness, good faith and fair dealing or (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification and rights of contribution.
(Nissan 2009-A Underwriting Agreement)

     (iv) Neither the execution or delivery by the Owner Trustee of the Trust Agreement nor the consummation by the Owner Trustee of any of the transactions contemplated thereby nor compliance by the Owner Trustee with the terms or provisions of the Trust Agreement will violate any Delaware or United States federal law, rule or regulation governing the trust powers of the Owner Trustee or the Owner Trustee’s certificate of incorporation or bylaws or require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the United States governing the trust powers of the Owner Trustee other than the filing of the Trust’s certificate of trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware (the “Secretary of State”).
     (v) The Certificate of Trust has been duly filed with the Secretary of State. The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Trust Act”), and has the power and authority under the Trust Agreement and the Trust Act to execute, deliver and perform its obligations under each Basic Document to which the Trust is a party and the Note Depository Agreement (collectively, the “Trust Documents”), to issue the Notes and to pledge the Owner Trust Estate to the Indenture Trustee as security for the Notes under the Indenture.
     (vi) The Notes and the Trust Documents have been duly authorized, executed and delivered by the Trust.
     (vii) The Trust Agreement is a legal, valid and binding obligation of the Seller and the Owner Trustee, enforceable against the Seller and the Owner Trustee, in accordance with its terms.
     (viii) Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.
     (ix) Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.
     (x) Under § 3805(b) of the Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Owner Trust Estate except in accordance with the terms of the Trust Agreement.
     (xi) Under the Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Owner Trust Estate to the
(Nissan 2009-A Underwriting Agreement)

Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Owner Trust Estate as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Owner Trust Estate.
     (xii) Under § 3805(c) of the Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Seller in its capacity as depositor) has no interest in specific Owner Trust Estate.
     (xiii) The Trust will not be subject to tax by the State of Delaware, and purchasers not otherwise subject to taxation in Delaware will not be subject to taxation in Delaware solely because of the purchase or ownership of the Notes.
     (xiv) (A) The financing statement on form UCC-1, naming the Seller as debtor and the Trust as secured party, to be filed with the Secretary of State (Uniform Commercial Code Section) (the “Division”) is in an appropriate form for filing in the State of Delaware. (B) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of such financing statement with the Division, the Trust will have a perfected security interest in the Seller’s rights in that portion of the Receivables in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Seller Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC). (C) The certified copy of the Certificate of Request (the “Search Report”) obtained from the Division, reflecting the results of a Uniform Commercial Code search in the office of the Secretary of State against the Seller, listing all currently effective financing statements filed against the Seller as of the date and time set forth therein (the “Seller UCC Effective Time”), sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Seller covering the Seller Filing Collateral, as of the Seller UCC Effective Time. The Search Report identifies each secured party who has filed with the Division a currently effective financing statement naming the Seller as debtor prior to the Effective Time.
     (xv) (A) The financing statement on form UCC-1, naming the Trust as debtor and the Indenture Trustee, as secured party, to be filed with the Division is in an appropriate form for filing in the State of Delaware. (B) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles, upon the filing of such financing statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust’s rights in that portion of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Trust Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC). (C) The certified copy of the Search Report obtained from the Division, reflecting the results of a Uniform Commercial Code search in the office of the Secretary of State against the Trust, listing all currently effective financing statements, filed against the Trust as of the date and time set forth therein (the “Trust UCC Effective Time”), sets forth the proper filing office and the proper debtor necessary
(Nissan 2009-A Underwriting Agreement)

to identify those Persons who under the Delaware UCC have on file financing statements against the Trust covering the Trust Filing Collateral, as of the Trust UCC Effective Time. The Search Report identifies no secured party who has filed with the Division a currently effective financing statement naming the Trust as debtor and describing the Trust Filing Collateral prior to the Trust UCC Effective Time.
     (xvi) The Seller is a corporation duly incorporated, validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
     (xvii) The Seller has all requisite power and authority under the Seller’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) at 2:45 p.m. on January 10, 2001, the By-laws of the Seller (the “By-laws”), and the Delaware General Corporation Law, to execute and deliver each Basic Documents to which the Seller is a party (other than the Assignment) (collectively, the “Seller Documents”) and to perform its obligations thereunder.
     (xviii) The execution and delivery by the Seller of the Seller Documents and performance of its obligations thereunder have been duly authorized by all necessary action on the part of the Seller under its Certificate of Incorporation, its Bylaws, and the Delaware General Corporation Law.
     (xix) The execution and delivery by the Seller of the Seller Documents and performance of its obligations thereunder do not violate (i) any provisions of the Certificate of Incorporation of the Seller or its Bylaws, or (ii) the Delaware General Corporation Law.
     (r) At the Closing Date, the Underwriters shall have received the favorable opinion of Dorsey & Whitney LLP, counsel to U.S. Bank National Association, as Indenture Trustee and Securities Intermediary (“U.S. Bank”), dated as of Closing Date and in form and substance satisfactory to the Underwriters and counsel for the Underwriters, substantially to the effect that:
     (i) U.S. Bank has been duly organized and is validly existing as a national banking association, in good standing under the laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee and Securities Intermediary under each Basic Document to which it is a party.
     (ii) Each Basic Document to which U.S. Bank is a party has been duly authorized, executed and delivered by U.S. Bank and constitutes the legal, valid and binding obligations of U.S. Bank enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, U.S. Bank
(Nissan 2009-A Underwriting Agreement)

has validly acknowledged the Sale and Servicing Agreement in its capacity as Indenture Trustee.
     (iii) The Notes have been duly authenticated and delivered by U.S. Bank in its capacity as Indenture Trustee under the Indenture.
     (iv) Neither the execution nor delivery by U.S. Bank of each Basic Document to which it is a party nor the consummation of any of the transactions by U.S. Bank contemplated thereby or by the Sale and Servicing Agreement require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal law of the United States of America governing the banking or trust powers of U.S. Bank.
     (v) The execution and delivery of each Basic Document to which U.S. Bank is a party and the Sale and Servicing Agreement, and the performance by U.S. Bank of their terms do not conflict with or result in a violation of (A) any federal law or regulation of the United States of America governing the banking or trust powers of U.S. Bank, (B) the Amended and Restated Articles of Association or bylaws of U.S. Bank, or (C) to the best of such counsel’s knowledge, any indenture, lease, or material agreement to which U.S. Bank is a party or to which its assets are subject.
     (s) The Representative shall have received an officer’s certificate dated the Closing Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Seller and the Servicer in which each such officer shall state that, to the best of such officer’s knowledge after reasonable investigation, the representations and warranties of the Seller or the Servicer, as applicable, contained in the Sale and Servicing Agreement and the representations and warranties of the Servicer or the Seller, as applicable, contained in the Purchase Agreement are true and correct in all material respects and that the Seller or the Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.
     (t) The Notes shall have been rated in the highest rating category by Moody’s, S&P and Fitch.
     (u) On or prior to the Closing Date, the Seller shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably have required.
     (v) At the Closing Date, the Representative shall have received an opinion of Waller Lansden Dortch & Davis, LLP, special Tennessee counsel to the Seller and the Servicer, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:
     (i) The Trust is not subject to the Tennessee taxes imposed by T.C.A. §§ 67-4-2001 et seq. (the “Excise Tax”), T.C.A. §§ 67-4-2101 et seq. (the “Franchise Tax”), T.C.A. §§ 67-2-101 et seq. (the “Hall Tax”), or T.C.A. §§ 67-4-701 et seq. (the “Business Tax”).
(Nissan 2009-A Underwriting Agreement)

     (ii) The Notes are “bonds” under T.C.A. § 67-2-101(1)(A)(2008) for purposes of the Hall Tax, and the interest paid by the Trust to the non-corporate holders of the Notes who are Tennessee residents is taxable under the Hall Tax.
     (iii) Noteholders who are persons or entities who would otherwise be taxable under T.C.A. §67-2-102(2008) but are not residents of Tennessee are not subject to the Hall Tax.
     (iv) Noteholders who would otherwise be taxpayers within the meaning of T.C.A. §67-4-2004(32)(2008) but are not doing business in the State of Tennessee within the meaning of T.C.A. §67-4-2004(11)(2008) are not subject to the Excise Tax or the Franchise Tax.
     (v) With respect to Noteholders that are corporations subject to the Excise Tax, the tax characterization of the Notes and the distributions thereon for Excise Tax purposes will be the same as it is for United States federal income tax purposes.
     (vi) The execution, delivery and performance by the Seller and the Servicer of each of the Basic Documents (other than the Assignment) to which it is a party do not result in any breach or violation of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Seller or the Servicer under (other than as contemplated by the Basic Documents(other than the Assignment)) any statutes, rules, regulations, and judicial decisions of any executive, legislative, judicial, administrative, or regulatory body of the State of Tennessee (and not including any regional or local governmental authority) having jurisdiction over the Trust, the Seller or the Servicer (“Governmental Authority”) that are normally applicable to transactions of the type contemplated by the Basic Documents (other than the Assignment) (“Applicable Laws”).
     (vii) No order, certificate, permit, consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority (“Governmental Approval”) is required on the part of the Servicer or the Seller for the execution and delivery of the Basic Documents (other than the Assignment) to which it is a party and the performance of their respective obligations thereunder, except (A) as may be required under the securities laws, rules or regulations of the State of Tennessee, (B) as are in full force and effect as of the effective date of the Registration Statement and the Closing Date, and (C) as may be required to perfect any security interest in the Receivables under the Tennessee Uniform Commercial Code.
     (viii) Each of the Seller and the Servicer has obtained all necessary Governmental Approvals under Applicable Laws to conduct their respective businesses as described in the Preliminary Prospectus and the Final Prospectus where the failure to obtain such Governmental Approvals would render any material part of the corpus of the Trust to be unenforceable or would materially and adversely affect the ability of either the Seller or the Servicer to perform any of their respective obligations under, or the enforceability of, any of the Basic Documents (other than the Assignment).
(Nissan 2009-A Underwriting Agreement)

     8. Indemnification and Contribution.
     (a) The Seller and the Servicer shall, jointly and severally, indemnify and hold each Underwriter, each Underwriter (including in its capacity as a Primary Dealer) and each person, if any, who controls any Underwriter (including in its capacity as a Primary Dealer) within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (each a “Control Person”), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter (including in its capacity as a Primary Dealer) or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter (including in its capacity as a Primary Dealer) and Control Person for any legal or other expenses reasonably incurred by such Underwriter (including in its capacity as a Primary Dealer) or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor the Servicer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished to the Seller or the Servicer by any Underwriter through the Representative specified in the last sentence of subsection (b) below specifically for use therein.
     (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Seller and the Servicer against any losses, claims, damages or liabilities to which the Seller or the Servicer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Seller or the Servicer by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller or the Servicer in connection with investigating or defending any such action or claim as such expenses are incurred. The Seller and the Servicer acknowledge and agree that the only such information furnished to the Seller or the Servicer by any Underwriter through the Representatives consists of the following: the statements in (i) the third paragraph (concerning initial offering prices, concessions and reallowances) and (ii) in the fifth and eighth paragraphs (concerning stabilizing and other activities) under the heading “Underwriting” in each of the Preliminary Prospectus Supplement and the Prospectus Supplement.
(Nissan 2009-A Underwriting Agreement)

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Seller or the Servicer, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Seller or the Servicer, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by
(Nissan 2009-A Underwriting Agreement)

such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Servicer on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and the Servicer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and the Servicer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Seller and the Servicer bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or the Servicer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Seller, the Servicer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(Nissan 2009-A Underwriting Agreement)

     (e) The obligations of the Seller and the Servicer under this Section shall be in addition to any liability which the Seller or the Servicer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or Primary Dealer within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or the Servicer, to each officer of the Seller or the Servicer who has signed the Registration Statement and to each person, if any, who controls the Seller or the Servicer within the meaning of the Act.
     9. Limitation of Representations and Covenants of the Seller and the Servicer. The representations, covenants and agreements made by the Seller and the Servicer to any Primary Dealer, including, without limitation, those made in this Agreement, shall only extend to a Primary Dealer in connection with the performance by such Primary Dealer of its obligations under the TALF Program, and do not extend to and may not be relied upon by any direct or indirect purchaser or owner of the Notes, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that a Primary Dealer has acted or acts as their agent or otherwise.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller, the Servicer or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter, the Seller or the Servicer or any of their respective representatives, officers or directors or any Control Person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 11 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5, and the respective obligations of the Seller and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11, the Seller will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.
     11. Failure to Purchase the Notes. If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Seller for the purchase of such Notes by other persons, including the nondefaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the nondefaulting Underwriter or Underwriters and the Seller for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate
(Nissan 2009-A Underwriting Agreement)

without liability on the part of any non-defaulting Underwriter or the Seller, except as provided in Section 10.
     As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.
     12. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters will be mailed, delivered, sent by facsimile transmission or by e-mail and confirmed to Banc of America Securities LLC, Hearst Tower, 101 South Tryon Street, NC1-002-29-01, Charlotte, North Carolina 28255, Attention: John Muller (facsimile number: (704) 208-3156) (e-mail: john.j.muller@bankofamerica.com) and if sent to the Seller, will be mailed, delivered, sent by facsimile or by e-mail transmission and confirmed to it at Nissan Auto Receivables Corporation II, One Nissan Way, Franklin, TN 37067, attention Treasurer (facsimile number (615) 725-1720) (e-mail: mark.wilten@nissan-usa.com with a copy to shishir.bhushan@nissan-usa.com).
     13. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Seller and their respective successors and the officers and directors and Control Persons referred to in Section 8, and no other person will have any right or obligations hereunder.
     15. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.
     16. Representation and Warranties of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:
     (a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Preliminary Prospectus or the Final Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Seller or the Servicer shall have any responsibility therefor;
     (b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the
(Nissan 2009-A Underwriting Agreement)

Notes in any jurisdiction where action for that purpose is required unless the Seller or the Servicer has agreed to such actions and such actions have been taken;
     (c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Seller or the Servicer or the Underwriters;
     (d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Preliminary Prospectus or the Final Prospectus and would not cause the Trust, the Seller or the Servicer to incur liability, (ii) those contained or incorporated by reference in the Preliminary Prospectus or the Final Prospectus for the Notes, (iii) an Underwriter Free Writing Prospectus in accordance with Section 6 of this Agreement, or (iv) such additional information, if any, as the Seller or the Servicer shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes.
     (e) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom; and
     (f) Each Underwriter will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Seller.
     17. Acknowledgment. Each of the Seller and the Servicer hereby acknowledges and agrees that pursuant to this Agreement that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Seller and the Servicer with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Seller, the Servicer or any other Person. Additionally, neither the Representative nor any other Underwriter is advising the Seller, the Servicer or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Seller and the Servicer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Seller or the Servicer with respect thereto. Any review by the Underwriters of the Seller, the Servicer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Seller or the Servicer.
     18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York).
(Nissan 2009-A Underwriting Agreement)

     19. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[remainder of page intentionally left blank]
(Nissan 2009-A Underwriting Agreement)

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Seller, the Servicer and the several Underwriters in accordance with its terms.

Very truly yours, NISSAN AUTO RECEIVABLES CORPORATION II
By:	/s/ Rakesh Kochhar
	Name:	Rakesh Kochhar
Its: Treasurer

NISSAN MOTOR ACCEPTANCE CORPORATION
By:	/s/ Rakesh Kochhar
	Name:	Rakesh Kochhar
Its: Treasurer
(Nissan 2009-A Underwriting Agreement)

S-1

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:
BANC OF AMERICA SECURITIES LLC,
not in its individual capacity, but solely as
Representative of the several Underwriters

By:	/s/ Michael T. Brown

Name:	Michael T. Brown
Its:	Principal
Acting on behalf of itself and as Representative of the Several Underwriters.
(Nissan 2009-A Underwriting Agreement)

S-2

SCHEDULE 1

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes

Banc of America Securities LLC	$133,875,000.00	$121,125,000.00	$184,875,000.00	$73,695,750.00
J.P. Morgan Securities Inc.	133,875,000.00	121,125,000.00	184,875,000.00	73,695,750.00
Citigroup Global Markets Inc.	17,850,000.00	16,150,000.00	24,650,000.00	9,826,100.00
Deutsche Bank Securities, Inc.	17,850,000.00	16,150,000.00	24,650,000.00	9,826,100.00
Greenwich Capital Markets, Inc.	17,850,000.00	16,150,000.00	24,650,000.00	9,826,100.00
HSBC Securities (USA) Inc.	17,850,000.00	16,150,000.00	24,650,000.00	9,826,100.00
SG Americas Securities, LLC	17,850,000.00	16,150,000.00	24,650,000.00	9,826,100.00

Total	$357,000,000.00	$323,000,000.00	$493,000,000.00	$196,552,000.00

(Nissan 2009-A Underwriting Agreement)

EXHIBIT A
FORM OF TERM ASSET-BACKED SECURITIES LOAN FACILITY UNDERTAKING
March [  ], 2009
     This Term Asset-Backed Securities Loan Facility Undertaking (this “Undertaking”) is executed as of the date first written above by NISSAN MOTOR ACCEPTANCE CORPORATION (the “Sponsor”), NISSAN AUTO RECEIVABLES CORPORATION II (the “Depositor”) and NISSAN AUTO RECEIVABLES 2009-A OWNER TRUST (the “Issuer” and, together with the Sponsor and the Depositor, the “Issuer Parties”). Reference is hereby made to (i) the final prospectus supplement, dated March 19, 2009 (the “Prospectus Supplement”), and accompanied by the base prospectus, dated March 17, 2009 (the “Base Prospectus”) (collectively, the “Offering Memorandum”), relating to the $357,000,000 aggregate principal amount of 1.76430% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $323,000,000 aggregate principal amount of 2.94% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), $493,000,000 aggregate principal amount of 3.20% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), and $196,522,000 aggregate principal amount of 4.74% Asset Backed Notes Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Specified Securities”), each issued by the Issuer, (ii) the Master Agreement (the “Master Agreement”), by and among the Federal Reserve Bank of New York, as lender (“Lender”), the primary dealers party thereto (the “Primary Dealers” and each, individually, a “Primary Dealer”) and The Bank of New York Mellon, as administrator and as custodian, executed in connection with the Term Asset-Backed Securities Loan Facility (the “TALF Program”), and (iii) the certifications and indemnities given by the Issuer Parties to Lender in connection with the Specified Securities (the “Issuer Documents”).
     SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Master Agreement. In addition, as used herein, the following terms shall have the following meanings (such definition to be applicable to both the singular and plural forms of such terms):
     “Dealer Indemnified Party” means a Relevant Dealer and each person, if any, who controls any Relevant Dealer within the meaning of either Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended.
     “Relevant Dealer” means any Primary Dealer that is acting as agent on behalf of a Borrower with respect to a Relevant Loan.
     “Relevant Loan” means any Loan for which any of the Specified Securities have been pledged to Lender as Collateral.
     “TALF Provisions” means the portions of the Offering Memorandum that describe, or are relevant to, the qualification of the Specified Securities as Eligible Collateral, including without limitation the descriptions of the terms of the Specified Securities and the assets generating collections or other funds from which the Specified Securities are to be paid.
(Nissan 2009-A Underwriting Agreement)

     SECTION 2. The Issuer Parties hereby represent, warrant and agree, for the benefit of each Relevant Dealer, as follows:
     (a) Each Specified Security constitutes Eligible Collateral.
     (b) The certifications contained in the Issuer Documents are true and correct, and the Issuer Parties will promptly pay and perform their obligations under the Issuer Documents.
     (c) No statement or information contained in the TALF Provisions is untrue as to any material fact or omits any material fact necessary to make the same not misleading.
     SECTION 3. Indemnity. (a)The Issuer Parties shall, jointly and severally, indemnify and hold the Dealer Indemnified Parties harmless against any losses, claims, damages or liabilities, joint or several, to which such Dealer Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an Issuer Party’s breach of this Undertaking or the Issuer Documents, and will reimburse each Dealer Indemnified Party for any legal or other expenses reasonably incurred by such Dealer Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that an Issuer Party shall not be liable to a Dealer Indemnified Party for such Dealer Indemnified Party’s gross negligence, willful misconduct or fraudulent actions as determined by a court of competent jurisdiction in a final, nonappealable order.
     (b) Each Dealer Indemnified Party will give the Sponsor prompt written notice of any suit, action, proceeding, claim or demand that such Dealer Indemnified Party may have under this indemnity. In case any such action is brought against any Dealer Indemnified Party and it notifies the Issuer Party of the commencement thereof, the Issuer Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Issuer Parties similarly notified, to assume the defense thereof, with counsel satisfactory to such Dealer Indemnified Party (who may be counsel to the Issuer Party) and after notice from the Issuer Party to such Dealer Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Dealer Indemnified Party, the Issuer Party will not be liable to such Dealer Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Dealer Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Dealer Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Dealer Indemnified Party unless (i) the Issuer Party and the Dealer Indemnified Party shall have mutually agreed to the contrary, (ii) the Dealer Indemnified Party has reasonably concluded (based upon advice of counsel to the Dealer Indemnified Party) that there may be legal defenses available to it or other Dealer Indemnified Parties that are different from or in addition to those available to the Issuer Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Dealer Indemnified Party) between the Dealer Indemnified Party and the Issuer Party (in which case the Issuer Party will not have the right to direct the defense of such action on behalf of the Dealer Indemnified Party) or (iv) the Issuer Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Dealer Indemnified Party. The Issuer Party shall not, with respect to any action brought against any Dealer Indemnified Party, be liable for the fees and expenses
(Nissan 2009-A Underwriting Agreement)

of more than one firm (in addition to any local counsel) for all Dealer Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for any Dealer Indemnified Party in accordance with this subsection (b) shall be designated in writing by such Dealer Indemnified Party. The Issuer Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Issuer Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Issuer Party agrees to indemnify any Dealer Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time a Dealer Indemnified Party shall have requested an Issuer Party to reimburse the Dealer Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Issuer Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such 60 day period the Issuer Party has not responded thereto, and (ii) such Issuer Party shall not have reimbursed the Dealer Indemnified Party in accordance with such request prior to the date of such settlement. No Issuer Party shall, without the prior written consent of the Dealer Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Dealer Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Dealer Indemnified Party, unless such settlement includes an unconditional release of such Dealer Indemnified Party from all liability on claims that are the subject matter of such proceeding.
     (c) This indemnity remains an obligation of each Issuer Party notwithstanding termination of the Master Agreement or the TALF Program or payment in full of the Relevant Loans, and is binding upon each Issuer Party’s successors and assigns. Each Dealer Indemnified Party’s right to indemnification hereunder shall be enforceable against each Issuer Party directly, without any obligation to first proceed against any third party for whom such Dealer Indemnified Party may act, and irrespective of any rights or recourse that such Issuer Party may have against any such third party.
     SECTION 4. The Issuer Parties hereby acknowledge (a) the existence of the Master Agreement and the terms thereof and (b) that the Relevant Dealers are obtaining the Relevant Loans, pledging the Specified Securities as collateral therefor and undertaking obligations, in each case as agents on behalf of the Borrowers with respect thereto in reliance on the representations, warranties, covenants and indemnities of the Issuer Parties set forth in this Undertaking. This Undertaking is for the sole benefit of the Dealer Indemnified Parties in connection with the performance by a Related Dealer of its obligations with respect to the TALF Program and not in its capacity as an underwriter of the Specified Securities, and may not be relied upon by (i) the Dealer Indemnified Parties for any other purpose or (ii) any direct or indirect purchaser or owner of the Specified Securities, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that the Primary Dealers act as their agents or otherwise.
(Nissan 2009-A Underwriting Agreement)

     IN WITNESS WHEREOF, the Issuer Parties have duly executed this Undertaking as of the day and year first written above.

NISSAN MOTOR ACCEPTANCE CORPORATION, as Sponsor

By:

Name:
Title:

NISSAN AUTO RECEIVABLES CORPORATION II, as Depositor

By:

Name:
Title:

NISSAN AUTO RECEIVABLES 2009-A OWNER TRUST, as Issuer

By:	Nissan Motor Acceptance Corporation, as Administrator on behalf of the Issuing Entity

By:

Name:
Title:
(Nissan 2009-A Underwriting Agreement)

A-4